Exhibit 10.7

LOAN AGREEMENT

US $1,750,000	August 8, 2014

This Loan Agreement (“Agreement”) is entered into as of the date set forth above between Rock Creek Pharmaceuticals, Inc., a Delaware corporation with a place of business at 2040 Whitfield Avenue, Ste. 300, Sarasota, FL 34243 (the “Company”), and Feehan Partners, LP, a California limited partnership with an address at 3 Harbor Drive, Ste. 213, Sausalito, CA 94965 (“Lender”).

Intending to be legally bound hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Advances and Terms of Payment.

1.1           Advances.

Lender shall at any time and from time to time during the Term make loans to the Company in accordance with the terms and conditions hereof (“Advances”), at the discretion of the Company’s Chief Executive Officer or Chief Financial Officer to meet the ongoing financial needs of the Company, in accordance with Section 1.2 below. The aggregate outstanding principal amount of all Advances during the Term shall not exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the “Maximum Advance Limit”). The Company may not re-borrow Advances hereunder after repayment of such Advances, unless otherwise consented to by Lender in writing. Lender has on the date hereof sufficient liquid funds equal to the Maximum Advance Limit, and Lender will maintain liquid funds to be used for the Advances equal to the Maximum Advance Limit (less any then outstanding Advances) during the Term. All Advances are subject to the terms and conditions set forth herein, including the limitations set forth in Section 1.6.

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1.2           Criteria for Making Advances.

(a) Each Advance made by Lender to the Company shall be in increments of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), and the aggregate amount of Advances during any thirty (30) calendar day period during the Term shall not exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000). The Company shall provide Lender with written notice (a “Draw Request”) not less than ten (10) days and not more than thirty (30) days in advance of the date the Company intends to obtain an Advance (the “Draw Date”) together with a written statement, in reasonable detail (subject to the limitations with respect to material non-public information contained in the next sentence), by the Company’s Chief Executive Officer or Chief Financial Officer of the proposed use of proceeds for such Advance and how such use of proceeds is reasonably expected to advance the Company’s then current business plan in a cost efficient manner (the “Use of Proceeds Statement”). The Use of Proceeds Statement shall not contain any material non-public information unless the inclusion of such material non-public information is expressly consented to by Lender in writing (and Lender provides other documentation reasonably acceptable to the Company in connection with the receipt of such material non-public information, including without limitation an agreement to keep such information confidential and refrain from trading in the Company’s securities on the basis of such information). The Company shall be required to provide Lender with a separate Draw Request with respect to each Advance. The Use of Proceeds Statement shall be based on the reasonable beliefs of the Company’s Chief Executive Officer or Chief Financial Officer and shall not be construed as a guarantee. The Company shall have no duty to update the Use of Proceeds Statement (provided, however, that any Use of Proceeds Statement following the initial Use of Proceeds Statement shall identify, in reasonable detail, how the use of proceeds were deployed by the Company with respect to the immediately preceding Draw Request submitted by the Company). Lender shall have five (5) business days after receipt of the Use of Proceeds Statement to make a non-binding suggestion of commercially reasonable changes to the Company’s proposed use of proceeds that are consistent with the Company’s current business plan. The Company shall reasonably and in good faith consider incorporating such proposed changes into its proposed use of proceeds; provided, however, that acceptance of such proposed changes by the Company shall not be a condition precedent to Lender’s obligation to make the Advance. Upon receipt of a Draw Request, Lender shall provide, or cause to be provided, the Advance referenced in the Draw Request to the Company by wire transfer of readily available funds on or before the Draw Date. Notwithstanding the foregoing, if, during the Term, the Company consummates a future financing from any party that results in proceeds to the Company in excess of $5,800,000 (“Third Party Financing”), Lender shall have the discretion to reduce the total amount of Advances made to the Company thereafter, on a dollar for dollar basis, by the amount of proceeds in excess of $5,800,000 received by the Company from such Third Party Financing; provided, however, that the financing transactions to be entered into on August 8, 2014 between the Company and Lender and the Company and various other investors and any transactions pursuant to which amounts are provided to the Company under the McKeon Loan Agreement (collectively, the “Concurrent Financing”) shall not constitute a future financing and shall not be included in the definition of “Third Party Financing” for purposes of this Agreement. Lender’s obligation to provide any Advance to the Company is conditioned upon the representations and warranties of the Company contained in Section 6 being true in all material respects on the Draw Date of the Advance. Any of the foregoing Draw Request notices and requirements and borrowing limitations may be waived by Lender in writing.

(b) If, during the Term, the Company raises Third Party Financing in an amount equal to or greater than the Maximum Advance Limit, then the Company shall be permitted, upon thirty (30) days written notice to Lender, to terminate this Agreement, subject to Lender’s rights and obligations hereunder, including (without limitation) Lender’s conversion rights set forth in Section 4, Lender’s rights with respect to the Warrants under Section 5 and Lender’s right to the payment of principal and interest.

1.3           Interest.

Interest shall accrue on the unpaid principal amount of any outstanding Advances at the lesser of (a) three (3%) percent per annum or (b) the maximum rate permitted by applicable law. Interest shall be computed on the basis of the number of days elapsed from the date of the advance and a year of 365 days. Accrued interest on any outstanding Advances will be paid in arrears by the Company on a calendar quarterly basis on the first day of April, July, October and January of each calendar year (or if such day does not fall on a business day, the next business day) or at the time of repayment of such Advances, whichever occurs earlier as set forth in the Note.

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1.4           Evidence of Advances.

Each Advance will be evidenced by an unsecured promissory note in the form attached hereto as Exhibit A executed by the Company and payable to Lender on the Draw Date (a “Note”). If the Company voluntarily grants a security interest (other than a purchase money security interest or a mortgage loan) to any third party for indebtedness first incurred by the Company (other than purchase money indebtedness or mortgage loans) during the Term, then the Company shall also grant to Lender a security interest on identical security terms given to, and on a pari passu basis with, such third party. Lender shall and the Company shall act reasonably and on market terms in connection with any inter-creditor lien agreement requested by such other lien holder. The Company shall not otherwise be restricted from incurring any indebtedness, raising any capital or granting any security interest during the Term.

1.5           Documentation.

The Company shall maintain accurate and complete books and records regarding each Advance and accrued interest thereon which shall be reasonably available to Lender upon reasonably notice to the Company (and subject to the Company’s obligations with respect to any material non-public information contained in such books and records). Lender shall provide such further documentation relating to this Agreement as may be reasonably requested by the Company’s management and/or its Board of Directors or any committee thereof.

1.6           Certain Restrictions on Advances.

The parties acknowledge that, prior to the date hereof, the Company entered into a Loan Agreement with John Joseph McKeon dated March 12, 2014 (the “McKeon Loan Agreement”). The Company shall not be permitted to request any Advance under this Agreement until the McKeon Loan Agreement has been fully drawn upon. Either the Company’s Chief Executive Officer or Chief Financial Officer shall confirm in writing to Lender that the condition specified in the immediately preceding sentence has been met, after which such time the Company shall be permitted to request an Advance pursuant to the terms and conditions contained in this Agreement.

2.	repayment of obligations.

The Company’s repayment obligations of principal and interest hereunder shall be set forth in the Note. Except in the event of a default by the Company with respect to its payment obligations under any individual Note, Lender agrees that it will not make any demand for, nor have any right to, repayment by the Company of any Advances under such Note prior to the time specified in the applicable Note. The decision regarding repayment of any Advances prior to the time specified in the applicable Note shall be in the sole discretion of the Company’s Chief Executive Officer or Chief Financial Officer, provided, however, that: (i) the Company is not permitted to prepay any portion of the Note for which Lender is prohibited or limited from converting the portion of the Note to be repaid as a result of the Ownership Cap or any Blocker Provision included in any Warrant to be issued at such conversion and (ii) the Company shall provide Lender no less twenty (20) calendar days advance notice of the Company’s intention to prepay any of the Advances and, Lender shall be permitted to exercise its conversion rights set forth in Section 4 below. Any repayments shall first be applied to outstanding interest and then to outstanding principal.

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3.	TERM.

The provisions of Sections 1.1 and 1.2 of this Agreement shall be effective as of the date first set forth above and shall continue in full force and effect for a term (the “Term”) ending on August 15, 2015.

4.	CONVERSION OF ADVANCES TO EQUITY; SHARE VOTING RESTRICTIONS.

4.1          Conversion.

(a)          To the extent permitted by law and subject to Sections 4.1(b) and 4.2 below, Lender in its discretion may, at any time and from time to time prior to repayment in full of any Advance under any Note (including after notice by the Company of prepayment of any Advance), upon fifteen (15) calendar days advance written notice (the “Conversion Notice”) to the Company, convert (a “Conversion”) all or a portion of any outstanding Advances and, at the election of the Company, accrued interest thereon (the “Converted Amount”) into investment units in the Company (“Units”). Each such Unit shall consist of one share of Common Stock, and one warrant to purchase one share of Common Stock from the Company (the “Warrant”). Each Warrant shall (a) be exercisable during a term commencing four (4) years after the date of issuance of such Warrant and ending seven (7) years after the date of issuance of such Warrant and (b) have an exercise price equal to $1.00. The Converted Amount on the date of Conversion will convert pursuant to this Section 4 into such number of shares of Common Stock and such number of Warrants that equals the Converted Amount divided by $1.00, with any partial share and Warrant to purchase a partial share that would result from such conversion calculation rounded up to a whole share of Common Stock (collectively, the “Shares”). Any Warrants issued to Lender under this Agreement shall be issued in substantially the form attached hereto as Exhibit B to this Agreement. Once any Converted Amount is converted to Shares and Warrants under this Section, the Maximum Advance Limit shall be reduced dollar-for-dollar by the aggregate amount of the Advances (excluding accrued interest) being converted, and the Converted Amount (including accrued interest if applicable) will be extinguished, abated and deemed to be repaid in full as of the date of the Conversion. The Company shall reduce any shares of Common Stock reserved for issuance to Lender upon a Conversion or exercise of the Warrants issued in connection with a Conversion in proportion to the amount of any repayment.

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(b)         Notwithstanding the foregoing, Lender shall only be permitted to effect a Conversion into a number of Units that, after giving effect to such Conversion, would not cause the Ownership Cap (as defined below) to be violated. Any Warrant included as part of the Unit issuable in connection with any Conversion, as described in Section 4.1(a) above, that, if exercised, would violate the Ownership Cap, shall contain a provision (the “Blocker Provision”) providing that such Warrant shall be exercisable only at such time, if any, when the Ownership Cap would not be violated after giving effect to such exercise (a “Blocked Warrant”). Any Unit that contains a Blocked Warrant shall be issued proportionately such that Lender receives the maximum number of shares of Common Stock and Warrants (other than Blocked Warrants) that will not violate the Ownership Cap. By example only, if Lender desired to effect a Conversion for 10 Units (comprised of 10 shares of Common Stock and 10 Warrants), and 15 shares of Common Stock was the maximum number of shares that could be issued to Lender without Lender’s beneficial ownership violating the Ownership Cap (absent any requisite stockholder approval, if applicable), Lender would be permitted to effect a Conversion for 10 shares of Common Stock, 5 Warrants and 5 Blocked Warrants (it being understood that such Blocked Warrants would be exercisable only at such time, if any, when the Ownership Cap was not violated). No Blocked Warrant will be included in the calculation of beneficial ownership for purposes of determining the Ownership Cap for any Conversion.

Notwithstanding anything in this Agreement to the contrary, Lender shall only be permitted to effect a Conversion if, at the time of the proposed Conversion, the Company has a number of authorized and reserved shares of Common Stock that is sufficient (i) to allow the Company to issue the full number of Units required to be issued upon the Conversion in accordance with this Section 4 and (ii) to allow the full exercise of the Warrants required to be issued upon the Conversion in accordance with this Section 4. The Company’s failure to maintain such a number of authorized and reserved shares of Common Stock shall not be deemed to be a breach of or a default under this Agreement or any Note or Warrant issued pursuant to this Agreement or a breach of any of the representations or warranties made by the Company in this Agreement. In the event that Lender is unable to effect a Conversion as a result of the Company’s failure to maintain such a number of authorized and reserved shares of Common Stock, the Company will use commercially reasonable efforts to increase the number of authorized shares of Common Stock such that the Conversion can be effected by Lender and Lender will be permitted to effect the Conversion following the necessary increase in the number of authorized and reserved shares of Common Stock.

4.2           Ownership Caps.

(a) The Company shall not issue to Lender any Warrants (other than Blocked Warrants pursuant to Section 4.1(b) above) or shares of Common Stock under this Agreement until such time when such shares (including shares issuable upon exercise of the Warrants) proposed to be issued, when aggregated with all other shares then owned beneficially (as calculated pursuant to (i) Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder and (ii) the rules and regulations of the NASDAQ Stock Market ) by Lender would not result in the beneficial ownership by Lender of more than 9.99% of the then issued and outstanding shares of Common Stock (the “9.99% Ownership Cap”), without the prior written consent of Lender. The Ownership Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

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(b) The Company shall not increase the number of shares of Common Stock that may be acquired pursuant to Section 10 of the form of warrant attached hereto as Exhibit B (the “Warrant Reset”) until such time when the shares issuable upon exercise of the such Warrants, when aggregated with all other shares acquired through this financing by Lender and the investors in the Concurrent Financing (in the aggregate as a whole) would not result in the beneficial ownership by Lender and the investors in the Concurrent Financing (in the aggregate as a whole) of more than 19.99% of the issued and outstanding shares of Common Stock (the “19.99 Ownership Cap”, and together with the 9.99% Ownership Cap, the “Ownership Cap”) on the date hereof giving effect to such Warrant Reset as if the exercise price resulting from such Warrant Reset had been in effect on the date hereof, unless stockholder approval is obtained by the Company to issue the shares of Common Stock in excess of the Ownership Cap. The Ownership Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction. The requisite vote for obtaining stockholder approval as contemplated by this Agreement shall be calculated as required by the rules and regulations of the NASDAQ Stock Market.

4.3           Registration Rights.

The Company and Lender shall have the registration rights, duties and obligations set forth on Exhibit C to this Agreement with respect to any shares of Common Stock that become issuable to Lender pursuant to this Agreement upon a Conversion or upon the exercise of Warrants (including the Warrants issuable to Lender pursuant to Section 5 hereof). Notwithstanding anything in this Agreement or any of the Exhibits to this Agreement (including Exhibit C) to the contrary, the Company will have no obligation to file a registration statement covering any shares of the Company’s Common Stock that may become issuable to Lender pursuant to this Agreement until the thirtieth (30th) day following the end of the Term.

4.4           Closing of Conversion.

The completion of a Conversion shall occur within five business days after the receipt of the Conversion Notice by the Company (or upon such other day as the Company and Lender shall agree), at the offices of the Company’s counsel. At the closing, among other things, the Company shall issue to Lender one or more stock certificates (and, as applicable, Warrants or Blocked Warrants), registered in Lender’s name and address representing the shares of Common Stock.

4.5           Share Voting Restrictions.

Should this agreement or the issuance of shares of Common Stock in excess of the Ownership Cap be sought as a result of any NASDAQ requirement, Lender shall not be entitled to vote on any matter seeking such approval for this Agreement, including without limitation any vote seeking approval for the Company to issue shares of Common Stock to Lender in excess of the Ownership Cap. For clarification, Lender and all shares of Common Stock issued as a result of conversion shall be entitled to vote on all matters except those expressly restricted hereby.

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5.	WARRANT ISSUANCE.

On the date of this Agreement as part of the consideration for the entry into this Agreement, the Company shall issue Warrants to Lender for the purchase of 175,000 shares of Common Stock in substantially the form attached hereto as Exhibit B. Each Warrant shall (a) be exercisable during a term commencing four (4) years after the date of issuance of such Warrant and ending seven (7) years after the date of issuance of such Warrant and (b) have an exercise price equal to $1.00. All such Warrants are fully vested at issuance and not subject to any vesting conditions or other contingencies. All such Warrants are fully earned as of the date hereof and are not in any fashion conditioned upon or subject to the Company requesting or receiving any Advances under this Agreement. For the avoidance of doubt, no Warrant referred to in this Section 5 will be deemed a Blocked Warrant, nor shall any such Warrant referred to in this Section 5 contain a Blocker Provision.

6.	REPRESENTATIONS AND WARRANTIES of the company.

The Company represents and warrants to Lender as of the date of this Agreement and as of each Draw Date:

6.1           Organization.

Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties, to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would not have a material adverse effect upon the financial condition or business, operations, assets or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

6.2           Due Authorization.

The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to enter into and perform this Agreement and to issue the shares of Common Stock upon a Conversion and upon exercise of the Warrants. This Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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6.3           Non-Contravention.

Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery of this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (B) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement or for any Advance hereunder, other than such as have been or will be made or obtained prior to the date hereof, and except for any securities filings required to be made under federal or state securities laws.

6.4           Solvency.

On the date of this Agreement and after giving effect to this Agreement and the receipt of Advances by the Company up to the Maximum Advance Limit, the Company is able to pay its debts and liabilities, as such debts and liabilities become absolute and mature. The Company is not the subject of a voluntary or involuntary bankruptcy or insolvency action, has not made a general assignment of its assets for the benefit of creditors, and has not taken any corporate action to authorize any of the foregoing.

6.5           SEC Filings.

Since January 1, 2013, the Company and its Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such reports, including exhibits thereto and documents incorporated by reference therein collectively, the “SEC Documents”). To the best of the Company’s knowledge, as of their respective filing dates, none of the SEC Documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light and circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed or furnished SEC Documents.

6.6           Absence of Certain Changes.

Except as disclosed in the SEC Documents or otherwise publicly disclosed by the Company, since January 1, 2014, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which to the knowledge of the Company would reasonably be expected to have a Material Adverse Effect.

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6.7           Capitalization.

As of February 15, 2014, the authorized capital stock of the Company consists of (i) 274,800,000 shares of Common Stock, of which 172,607,230 shares are issued and outstanding and 36,094,832 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans or securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 100,000 shares of preferred stock, of which as of the date hereof no shares are issued. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in the SEC Documents or in connection with the Concurrent Financing, as of the date hereof, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company disclosed in its SEC Documents or has furnished to Lender true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

6.8           Material Non-Public Information.

The Company has not provided (and during the Term the Company will not provide) any material non-public information to Lender, unless expressly consented to by Lender in writing (and Lender provides other documentation reasonably acceptable to the Company in connection with the receipt of such material non-public information, including without limitation an agreement to keep such information confidential and refrain from trading in the Company’s securities on the basis of such information).

7.	representations and warranties of Lender.

Lender represents and warrants to the Company as of the date of this Agreement and as of each Draw Date:

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7.1           Due Authorization

Lender has all requisite power, authority and capacity to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate or partnership action to enter into and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by Lender and constitutes a legal, valid and binding agreement of Lender enforceable against Lender in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.2           Non-Contravention.

The execution and delivery of this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which Lender is a party, (B) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Lender or its property, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of Lender or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which Lender is a party or by which it is bound or to which any of the property or assets of Lender is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement by Lender, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

7.3           Private Placement.

Lender represents and warrants to, and covenants with, the Company that Lender is acquiring the Warrants and shares of Common Stock for its own account for investment only and with no present intention of distributing any of the Warrants and shares of Common Stock in violation of the applicable securities laws, or any arrangement or understanding with any other persons regarding the distribution of the securities. Lender has been advised and understands that the Warrants and shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the “blue sky” or similar laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or, subject to the terms and conditions of this Agreement, if an exemption from registration is available. Lender has been advised and understands that the Company, in issuing the Warrants and shares of Common Stock, is relying upon, among other things, the representations and warranties of Lender herein in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

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7.4           Certain Trading Activities.

Neither Lender nor any of its affiliates has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Lender, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that Lender was presented with draft documentation relating to the transactions proposed hereby. For the purposes of this Section 7.4, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales and other transaction through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement.  Lender covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transaction in the securities of the Company (including Short Sales) prior to the completion of one trading day following the filing of a Current Report on Form 8-K, Annual Report on Form 10-K, press release, or other applicable Exchange Act report reporting the transactions contemplated hereby.

7.5           No Advice.

Lender understands that nothing in this Agreement or any other materials presented to Lender in connection with the acquisition of the Warrants and shares of Common Stock constitutes legal, tax or investment advice. Lender has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Warrants and shares of Common Stock.

7.6           Accredited Investor; Big Boy.

Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is able to bear the risk of its investment in the Warrants and shares of Common Stock. Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Warrants and shares of Common Stock. Lender acknowledges that it does not have any material non-public information relating to the Company. Lender further acknowledge that the Company and its respective agents, officers, directors and affiliates possess material non-public information not known to Lender regarding or relating to the Company or the Units, including, but not limited to, information concerning the business, financial condition, results of operations, legal matters associated with ongoing or past litigation matters, investigations, the Company’s corporate transition matters (including transactions related to the corporate transition matters and amounts that become payable by the Company), prospects and other plans of the Company. Lender acknowledges that any material nonpublic information may be indicative of a value of the Units that is substantially less than the purchase price that may be paid for such Units by Lender, or may be otherwise adverse to Lender, and such material nonpublic information, if known to Lender, could be material to its decision to acquire the Units or otherwise engage in the transactions contemplated by this Agreement. Accordingly, Lender understands and accepts that there is an information disparity between Lender and the Company, confirms that the Company is not obligated to disclose, and consistent with Lender’s instructions, has not disclosed material, non-public information to Lender, and has no liability arising from such non-disclosure. Investor acknowledges that neither the Company nor any of its agents, officers or directors or affiliates have delivered any information or made any representation to Investor, except as expressly set forth herein.

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7.7           Limited Representations.

Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries that have been requested and materials relating to the offer and acquisition of the Warrants and shares of Common Stock, that have been requested by Lender. Lender and its advisors, if any, have been afforded the opportunity to ask such questions of the Company as they deem appropriate for purposes of the investment contemplated hereby. Lender acknowledges and agrees that the most recent disclosure of the Company’s results is for the three month period ended on, and the Company’s financial condition at, March 31, 2014, as reported on the Company’s quarterly report on Form 10-Q, filed with the Commission on May 12, 2014. Lender acknowledges that Lender has had the opportunity to ask questions or otherwise request information related to (or otherwise is aware of) the Company’s results, operations, financial conditions or prospects since March 31, 2014. Lender does not have, and is not otherwise aware of, any information that is or would be material to the Company’s results, operations, financial conditions or prospects, that the Company does not have or is not otherwise aware of. Lender understands that its acquisition of the Warrants and shares of Common Stock involves a high degree of risk and that Lender may lose its entire investment in the Warrants and shares of Common Stock, and that Lender can afford to do so without material adverse consequences to its financial condition. Lender is not relying on, and does not have, any information provided by the Company and its Subsidiaries, except to the extent provided in Section 6 herein.

7.8           No Recommendation.

Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants and shares of Common Stock or the fairness or suitability of an investment in the Warrants and shares of Common Stock nor have such authorities passed upon or endorsed the merits thereof.

7.9           Restrictive Legend.

The Company shall issue the certificates for the Warrants and shares of Common Stock to Lender with a legend as described in Exhibit C to this Agreement. Lender covenants that, in connection with any transfer of any Warrants and shares of Common Stock pursuant to the registration statement contemplated by Exhibit C hereof, as applicable, including the prospectuses contained therein, Lender will comply with the applicable prospectus delivery requirements of the Securities Act, provided that copies of a current prospectus relating to such effective registration statement are available to Lender.

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7.10         Residence.

Lender is a California limited partnership.

7.11         No Market.

Lender understands that the Warrants and shares of Common Stock are restricted securities, and that the Warrants and shares of Common Stock must be held indefinitely unless and until the resale of such Warrants and shares of Common Stock are registered under the Securities Act or subject to the terms and conditions of this Agreement and the applicable securities laws, an exemption from registration is available. Lender has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

7.12         No Commissions.

Lender has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or Lender relating to this Agreement or the transactions contemplated hereby.

7.13         Transactional Exemption.

Lender understands that the Warrants and shares of Common Stock are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the applicability of such exemptions and the suitability of Lender to acquire the Warrants and shares of Common Stock .

7.14         Lender Undertaking.

Lender covenants that it will not sell, transfer, assign, hypothecate or pledge in any way any of the Warrants and shares of Common Stock unless the resale of the securities have been registered for resale under the Securities Act and in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements of an available exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.

7.15         Liquidity.

Lender has sufficient liquid assets in excess of its expenses, debts and liabilities to permit it to make Advances up to the Maximum Advance Limit to the Company. Lender shall, for the full duration of the Term, maintain the requisite liquidity and capacity described in the preceding sentence.

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8.	MISCELLANEOUS PROVISIONS.

8.1           Notices.

Any notice required to be provided hereunder shall be in writing and personally delivered or sent by registered or certified mail postage prepaid, return receipt requested to the Company or Lender, as the case may be, at the addresses set forth in the first paragraph of this Agreement.

8.2           Choice of Law and Venue.

This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia without giving effect to its conflicts of law principles.

8.3           No Assignment.

Neither party may assign any of their rights or delegate any of their duties hereunder without the prior written consent of the other party, and any such attempted assignment or delegation without such consent shall be void and of no force and effect.

8.4           Invalidity.

If any provision of this Agreement is held invalid or unenforceable to any extent or in any application, the remainder of this Agreement shall not be affected thereby and the invalidity or unenforceability of any part or provision of this Agreement shall not affect any other part or provision of this Agreement, all of which are inserted conditionally on their being valid and enforceable.

8.5           Expenses.

Each party shall pay their own respective costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement (including the Exhibits attached hereto).

8.6           Entire Agreement; Order of Precedence.

This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Company and Lender with respect to the subject matter hereof. In the event of a conflict between the terms of this Agreement and the terms of any Warrant, the terms of this Agreement shall govern and control.

8.7           Assignment

This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder (including, without limitation, any rights, benefits or obligations with respect to any Note) shall be assigned, by operation of law or otherwise, by any party without the prior written consent of the other party (in the other party’s sole discretion).

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8.8           Use of Lender’s Name in Press Release

The Company shall not use Lender’s name in any press release issued by the Company related to this Agreement or the transactions contemplated hereby, without the consent of Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered at the Company’s place of business in Sarasota, Florida.

Rock Creek Pharmaceuticals, Inc.

_________________________	By:	/s/ Michael J. Mullan
Witness:	Name: Dr. Michael J. Mullan
Title: Chairman and CEO

Feehan Partners, LP

_________________________	By:	/s/ Robert W. Scannell
Witness:	Name: Robert W. Scannell
Title: General Partner

Signature Page to Loan Agreement

Exhibit A

Form of Note

Please see attached.

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

US $[Amount of Advance]	[Draw Date]

FOR VALUE RECEIVED, Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Borrower”), hereby unconditionally promises to pay to Feehan Partners, LP, a California limited partnership with an address at 3 Harbor Drive, Ste. 213, Sausalito, CA 94965 or its permitted assignee (the “Lender”) the principal sum of ________________ MILLION DOLLARS ($__,000,000), together with accrued interest, in lawful money of the United States of America (the “Note”). Interest and principal shall be payable at such address or by wire transfer to such account as the Lender shall specify by written notice or in the absence of such notice at 3 Harbor Drive, Ste. 213, Sausalito, CA 94965.

1.          Due Date; Prepayment. Subject to Section 3 below, this Note shall be due and payable on the second anniversary of this Note (“Due Date”). Prior to the Due Date, the Company may at any time, and from time to time, repay, without penalty or premium, any or all amounts due under this Note, provided, however, that the Company shall provide Lender with no less than twenty (20) calendar days written notice of the Company’s intention to prepay during which period Lender may exercise conversion rights under this Note and the Loan Agreement. Notwithstanding the foregoing, the Company may not pay such portion of this Note before the Due Date to the extent that Lender is for any reason not permitted to convert such portion of this Note into the Units including due to the Ownership Cap or provisions of Section 16 of the Securities Act. Any repayment or prepayment shall first be applied to interest and then to principal.

2.          Interest. Interest shall accrue on the unpaid principal amount of this Note at the lesser of: (i) three (3) percent per annum and (ii) the maximum rate permitted by applicable law, computed on the basis of the number of revolving days elapsed from the date of the advance and a year of 365 days. Accrued interest on any unpaid principal amount will be paid in cash in arrears by the Company on a calendar quarterly basis on the first day of April, July, October and January of each calendar year (or if such day does not fall on a business day, the next business day) or at the time of repayment of this Note, whichever occurs earlier.

3.          Conversion; Units. Lender may in accordance with the Loan Agreement convert (the “Conversion”) all or a portion of this Note (including after notice by the Company of prepayment of this Note) (the “Converted Amount”) into investment units in the Company. Each such investment unit shall consist of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $1.00, exercisable during a term commencing four (4) years after the date of issuance of such Warrant and ending seven (7) years after the date of issuance of such Warrant (the “Warrants”) (collectively, the Common Stock and Warrants are referred to as the “Units”). The Converted Amount will convert into such number of shares of Common Stock and such number of Warrants that equals the Converted Amount divided by $1.00 with any partial share and Warrant to purchase a partial share that would result from such conversion calculation rounded up to a whole share of Common Stock. Once any Converted Amount is converted, the Converted Amount will be deemed to be extinguished, abated and repaid in full as of the date of the delivery of the Units. NOTWITHSTANDING THE FORGOING, THIS NOTE MAY NOT BE CONVERTED INTO THE UNITS TO THE EXTENT THAT THE COMBINATION OF SHARES AND WARRANTS RECEIVED IN THE CONVERSION WOULD RESULT IN LENDER’S BENEFICIAL OWNERSHIP IN THE COMPANY EXCEEDING 9.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK (THE “OWNERSHIP CAP”). FOR CLARIFICATION, WARRANTS SHALL NOT CONSTITUTE BENEFICIAL OWNERSHIP TO THE EXTENT SUCH WARRANTS CONTAIN A PROHIBITION ON EXERCISE IF SUCH EXERCISE WOULD CAUSE LENDER’S BENEFICIAL OWNERSHIP TO EXCEED THE OWNERSHIP CAP.

4.          Loan Agreement. This Note has been executed and delivered pursuant to that certain Loan Agreement, dated August 8, 2014, by and between Lender and Company (the “Loan Agreement”), and this Note is one of the “Notes” referred to in the Loan Agreement. Unless otherwise defined herein, capitalized terms used in this Note shall have the meaning ascribed to them in the Loan Agreement. This Note evidences an Advance made under the Loan Agreement, and the holder of this Note shall be entitled to the benefits, and is subject to the restrictions, set forth in the Loan Agreement. This Note and the Units that may be acquired upon conversion of this Note are subject to registration rights as more fully provided in the Loan Agreement.

5.          Assignment. This Note may be assigned by Lender only upon the written consent of the Company (such consent to be in the sole discretion of the Company), provided that such assignment does not violate federal securities laws or require the Company to seek the approval of its shareholders with respect to the assignment, conversion of the Note or otherwise. The assignee shall be deemed to be the holder of this Note entitled to all rights hereunder including conversion rights set forth herein and in the Loan Agreement.

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6.          Event of Default/Remedies. Each of the following shall constitute an event of default (“Event of Default”) under this Note: (i) Borrower fails to make any payment when due under this Note, (ii) Borrower files for bankruptcy or bankruptcy proceedings are instituted against it, or a general assignment is made by the Company for the benefit of its creditors, or (iii) Borrower fails to timely deliver the Units upon conversion. Upon the occurrence of an Event of Default that is not cured for twenty (20) days following written notice, this Note shall be due and payable in full and Lender shall be entitled to pursue all available remedies and damages resulting from such Event of Default in the event the Company is not able to repay this Note in full.

7.          Costs. The Company shall pay Lender’s reasonable costs incurred for enforcement of Lender’s rights and remedies, including reasonable attorneys’ fees and legal expenses, in connection with a Company Event of Default pursuant to Section 6 of this Note.

8.          Miscellaneous. Presentment or other demand for payment, notice of dishonor and protest are expressly waived by the Company. This Note shall be governed by and construed in accordance with the laws of the State of Florida. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Sarasota County, State of Florida. The terms of this Note shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns; but neither this Note nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party without the prior written consent of the other party (in the other party’s sole discretion). If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note shall be released from liability. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING OR THE LOAN AGREEMENT, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, the Company has executed this instrument as of the date set forth above.

COMPANY:

ROCK CREEK PHARMACEUTICALS, INC.

By:
Name: Dr. Michael J. Mullan
Title: Chairman and CEO

Exhibit B

Form of Lender Warrant

Please see attached.

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE SECURITIES ACT OR THAT THE PROSPECTUS DELIVERY REQUIREMENTS HAVE BEEN MET.

COMMON STOCK PURCHASE WARRANT

To purchase shares of common stock, $0.0001 par value, of

Rock Creek Pharmaceuticals, Inc.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Feehan Partners, LP (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after August 8, 2018 (the “Initial Exercise Date”) and on or prior to the close of business on August 8, 2021 (the “Termination Date”) but not thereafter (the “Exercise Period”), to subscribe for and purchase from Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to 175,000 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $1.00, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. The term “Holder” shall refer to the Holder identified above or any subsequent transferee of this Warrant. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement, dated August 8, 2014, between the Company and the Holder (the “Loan Agreement”).

1. Authorization of Warrant Shares. The Company represents and warrants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable.

2. Exercise of Warrant.

(a) Except as provided in Section 3 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or prior to the close of business on the Termination Date by (i) surrendering this Warrant, with the Notice of Exercise Form attached hereto completed and duly executed, to the offices of the Company (or such other office or agency (including the transfer agent, if applicable) of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and (ii) delivering to the Company payment of the Exercise Price of the shares thereby purchased by wire transfer of immediately available funds or cashier’s check drawn on a United States bank. The Holder exercising its purchase rights in accordance with the preceding sentence shall be entitled to receive a certificate for the number of Warrant Shares so purchased, which certificate will bear a legend substantially similar to the legend set forth on this Warrant. Certificates for shares purchased hereunder shall be issued and delivered to the Holder within five (5) Trading Days (as defined below) after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to no longer hold this Warrant with respect to such shares and to have become a holder of record of such shares for all purposes, in each case as of the date the Warrant has been exercised by payment to the Company of the Exercise Price for such shares and all taxes required to be paid by the Holder, if any, pursuant to Section 4 prior to the issuance of such shares, have been paid.

 (b) In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by the Holder and at its expense, shall within ten (10) Trading Days issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

(c) Notwithstanding the foregoing, this Warrant shall not be exercisable, and the Company shall not issue to Lender any shares of Common Stock underlying this Warrant, until such time when such shares (including shares issuable upon exercise of the Warrants) proposed to be issued, when aggregated with all other shares then owned beneficially (as calculated pursuant to (i) Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder and (ii) the rules and regulations of the NASDAQ Stock Market) by Lender would not result in the beneficial ownership by Lender of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Ownership Cap”), without the prior written consent of Lender. The Ownership Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

“Trading Day” shall mean a day on which there is trading on the Principal Market or such other market or exchange on which the Common Stock is then principally traded.

“Principal Market” means the Nasdaq Global Market.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

 4. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder; provided, however, that the Holder shall pay any applicable transfer taxes.

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5. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6. Division and Combination.

(a) This Warrant may be divided or combined with other Warrants upon presentation hereof (and thereof, as applicable) at the aforesaid office of the Company, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. The Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(b) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 6.

7. No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment and this Warrant shall no longer be issuable with respect to such Warrant Shares.

8. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

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 10. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. If the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company purchasable pursuant hereto as a result of such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

11. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or other entity of any kind (each a “Person”), in which the Company is not the survivor and the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least fifty percent (50%) of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 10 above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, spin-offs, or dispositions of assets.

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12. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

13. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least five business days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least five business days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 15(d).

14. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value and (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant.

15. Miscellaneous.

(a) Jurisdiction. This Warrant shall constitute a contract under the laws of the State of New York, without regard to its conflict of law, principles or rules.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws and/or as set forth in the Loan Agreement.

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, provided, however, that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d) Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, when faxed and received, or five business days after being mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

(i) If to the Holder:

Feehan Partners, LP

3 Harbor Drive, Suite 213
Sausalito, CA 94965
Facsimile:______________

or to the address of the Holder as shown on the books of the Company; or

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(ii) If to the Company:

Rock Creek Pharmaceuticals, Inc.

2040 Whitfield Ave., Suite 300

Sarasota, Florida 34243

Telephone: (804) 527-1970

Facsimile: (804) 527-1976

Attention: Chief Financial Officer

with a copy to:

Foley & Lardner LLP
Attn: Curt P. Creely, Esq.
100 N. Tampa Street, Suite 2700
Tampa, Florida 33602
Telephone: (813) 225-4122
Facsimile: (813) 221-4210

or at such other address as the Holder or the Company, as applicable, may hereafter have provided to the other in accordance with the provisions of this paragraph.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Successors and Assigns; No Assignment. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company, provided that neither the Company (except pursuant to a transaction subject to Section 11 herein) nor the Holder may assign this Warrant without the prior written consent of the other party.

(g) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: August 8, 2014	ROCK CREEK PHARMACEUTICALS, INC.

By:
Name: Michael J. Mullan
Title: Chairman and CEO

NOTICE OF EXERCISE

To:	Rock Creek Pharmaceuticals, Inc.

(1) The undersigned hereby elects to purchase ______ Warrant Shares of Rock Creek Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned. The Warrant Shares shall be delivered to the following:

(4) Accredited Investor/Qualified Institutional Buyer. The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

[PURCHASER]

By:
Name:
Title:
Dated:

Exhibit C

Registration Rights and Obligations

1.          Registration Rights.

1.1           Certain Definitions.

“Holder” and “Holders” shall include Lender and any transferee or transferees of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement (such amount not to exceed $5,000 in the aggregate or, if the Registration Expenses relate to a registration statement other than on Form S-3, $7,500 in the aggregate), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a review of the Registration Statement (as defined herein) and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Registrable Securities” shall mean: (i) the shares of Common Stock that may be issuable to Lender upon the exercise of Warrants, as contemplated under this Agreement (the “Shares”) (A) upon any distribution with respect to, any exchange for or any replacement of such shares of Common Stock, or (B) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses, except that any such shares of Common Stock or other securities shall cease to be Registrable Securities when (A) they have been sold to the public or (B) they may be sold by the Holder thereof without restriction pursuant to Rule 144.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within “Registration Expenses.”

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1.2           Registration Requirements.

Unless waived in writing by Lender, the Company shall use its reasonable best efforts to effect the registration of the resale of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such reasonable best efforts by the Company shall include, without limitation, the following:

(a)          The Company shall, as expeditiously as possible:

(i) But in any event within 30 days of the end of the Term, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into a Form S-3 promptly after Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Shares (the “Registration Statement”). The Company shall use its reasonable best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 60 days (or, if the Commission elects to review the Registration Statement, 120 days) following the filing of the Registration Statement. The Company, in its sole discretion, may elect to include for offer and sale securities in addition to the Registrable Securities in the Registration Statement.

(ii) Without limiting the foregoing, the Company will promptly respond to all Commission comments, inquiries and requests, and shall request acceleration of effectiveness of the Registration Statement at the earliest possible date. The Company shall provide the Holders reasonable opportunity to review the portions of any such Registration Statement or amendment or supplement thereto containing disclosure regarding the Holders prior to filing.

(iii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iv) Furnish or otherwise make available to each Holder copies of a current prospectus included in the Registration Statement conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

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(v) Register and qualify the securities covered by the Registration Statement under the securities or “blue sky” laws of all domestic jurisdictions, to the extent required; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vi) Notify each Holder immediately of the happening of any event (but not the substance or details of any such events unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its reasonable best efforts to promptly update and/or correct such prospectus.

(vii) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(viii) Upon request, permit counsel to the Holders to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than two (2) full days on which there is trading on the Nasdaq Global Market (the “Principal Market”) or such other market or exchange on which the Common Stock is then principally traded) prior to each filing and will not request acceleration of the Registration Statement without prior notice to such counsel, provided, however, that the Company shall not be obligated to comply with this Section 1.2(a)(ix) if compliance would cause the Company to fail to comply with any other provisions hereunder.

(ix) Qualify the Registrable Securities covered by such Registration Statement for listing on the Principal Market or the principal securities exchange and/or market on which the Common Stock is then listed, including the preparation and filing of any required filings with such principal market or exchange.

(b)          In the event that the Registration Statement has been declared effective by the Commission and, afterwards, any Holder’s ability to sell Registrable Securities registered for resale under the Registration Statement is suspended for more than (i) 45 days in any 90-day period or (ii) 90 days in any calendar year, including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in the Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall take such action as may be necessary to amend or supplement the Registration Statement or the prospectus (including any supplements thereto) included in the Registration Statement, such that the Registration Statement or the prospectus, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements not misleading.

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(c)          If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by nationally or regionally recognized investment bankers reasonably satisfactory to the Company.

(d)          Subject to Section 1.2(c) above, the Company shall enter into such customary agreements (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, as are customarily contained in underwriting agreements for comparable offerings and are reasonably satisfactory to the Company) and take all such other actions as the Holder or the underwriters participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale other than such actions which are disruptive to the Company or require significant management availability.

(e)          The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders’ due diligence examination of the Company and review of the Registration Statement, all documents filed with the Commission subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement, provided that such parties agree to keep such information confidential. Notwithstanding the foregoing, the foregoing right shall not extend to any Holder (i) who is not a financial investor or entity or (ii) who, itself or through any affiliate, has any strategic business interest that would reasonably be expected to be in conflict with any business of the Company or its Subsidiaries.

(f)          The Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, (i) such a suspension is required by the rules and regulations of the Commission or (ii) it is determined in good faith by the Board of Directors of the Company that because of valid business reasons (not including the avoidance of the Company’s obligations hereunder), it is in the best interests of the Company to suspend such use, and prior to suspending such use in accordance with this clause (f)(ii) the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. The Company will use reasonable best efforts to cause such suspension to terminate at the earliest possible date.

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(g)          The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period (as defined below), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement. In the case of amendments and supplements to the Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 1.2(g)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(h)          Each Holder agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 1.2(a)(vii) or 1.2(a)(viii), and upon notice of any suspension under Section 1.2(f), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented prospectus and/or amendment to the Registration Statement contemplated by this Section 1.2, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or the Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(i)          If requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) as soon as practicable, supplement or make amendments to the Registration Statement if reasonably requested by a Holder holding any Registrable Securities.

1.3           Expenses of Registration.

All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

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1.4           Registration on Form S-3.

The Company shall use its reasonable best efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 promptly after the Company becomes so eligible, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as the Registration Statement covering the Registrable Securities has been declared effective by the Commission.

1.5           Registration Period.

In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective from the date on which the Registration Statement initially became effective until the earlier of (i) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating to the Registrable Securities registered for resale thereunder or, (ii) until such Registrable Securities may be sold by the Holders without restriction pursuant to Rule 144 (or any successor thereto) (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect) (the “Registration Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the Registration Statement (or any prospectus relating thereto).

1.6           Indemnification.

(a)          Company Indemnity. The Company will indemnify and hold harmless each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any or untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based (i) on any untrue statement or omission based upon written information furnished to the Company by a Holder or the underwriter (if any) therefore, (ii) the failure of a Holder to deliver at or prior to the written confirmation of sale, the most recent prospectus, as amended or supplemented, or (iii) the failure of a Holder otherwise to comply with this Agreement. The indemnity agreement contained in this Section 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

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(b)          Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, agents and partners, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any or any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which they were made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)          Procedure. Each party entitled to indemnification under this Section 1.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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1.7           Contribution.

If the indemnification provided for in Section 1.6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

In no event shall the obligation of any Indemnifying Party to contribute under this Section 1.7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 1.6(a) or 1.6(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

1.8           Survival.

The indemnity and contribution agreements contained in Sections 1.6 and 1.7 and the representations and warranties of the Company referred to in Section 1.2(d) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

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1.9           Information by Holders.

Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may from time to time reasonably request in writing in connection with any registration, qualification or compliance referred to in this Agreement, and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. The intended method or methods of disposition and/or sale of such securities as so provided by such purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder. Each Holder agrees that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker dealer for the sale of any Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, such Holder shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the Prospectus pursuant to Rule 424(b), or take any other action, under the Securities Act, to the extent that such supplement or other action is legally required. Such information shall include a description of (i) the name of such Holder and of the participating broker dealer(s), (ii) the number of Registrable Securities involved, (iii) the price at which such Registrable Securities were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker dealer(s), where applicable.

2.          Stock Legend.

Upon conversion as provided in Section 4 of the Loan Agreement, the Company will issue the Shares in the name of the Lender. Any certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND AFTER RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR THAT THE PROSPECTUS DELIVERY REQUIREMENTS HAVE BEEN MET. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO RIGHTS AND OBLIGATIONS AS SET FORTH IN A LOAN AGREEMENT DATED AS OF AUGUST 8, 2014 BY AND AMONG THE COMPANY AND THE LENDER PARTY THERETO AS SUCH MAY BE AMENDED FROM TIME TO TIME.

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The Company agrees to issue the Shares without the legends set forth above at such time as the Holder thereof is (i) permitted to transfer such Shares without restriction pursuant to an available exemption from registration under the Securities Act, and upon such transfer after delivery to the Company of a customary representation satisfactory to the Company that such exemption has been met, or (ii) at such time the Shares have been registered for resale under the Securities Act, and upon such resale after delivery to the Company of a customary representation that the Holder has complied with the plan of distribution in the applicable prospectus contained in the Registration Statement and that the prospectus delivery requirements have been met, if any.

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